UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2026
DEFI DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, FL	33487
(Address of registrant’s principal executive office)	(Zip code)
(561) 559-4111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	DFDV	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock	DFDVW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2026, DeFi Development Corp. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with R.F. Lafferty & Co., Inc., acting as sales agent or principal (the “Agent”), pursuant to which the Company may offer and sell from time to time, through or to the Agent, up to an aggregate of $200 million of the Company’s common stock, par value $0.00001 per share (the “Shares”).

The Shares, if any, will be issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-276062), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 17, 2026, and declared effective by the Commission on April 27, 2026 (the “Registration Statement”). The Company filed a prospectus supplement with the Commission pursuant to Rule 424(b) under the Securities Act on May 1, 2026.

Pursuant to the Sales Agreement, sales of the Shares, if any, may be made by any method permitted by law deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The Agent may also decline to accept the terms contained in any placement notice, suspend sales or terminate the Sales Agreement upon notice to the Company. The Sales Agreement may be terminated by either the Company or the Agent upon ten (10) days’ prior notice to the other party, or earlier under certain circumstances. The Agent is not required to sell any number or dollar amount of the Shares but will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Stock Market LLC, to sell the Shares from time to time, based upon instructions from the Company (including any price, time, or size limits or other customary parameters or conditions the Company may impose).

The Company intends to use the net proceeds from the sales of the Shares, after deducting the Agent’s commission and offering expenses, for working capital purposes, acquiring Solana (SOL) digital assets and strategic initiatives.

The Sales Agreement contains customary representations, warranties and agreements by the Company, including mutual obligations of the Company and the Agent to indemnify the other party for certain liabilities, including under the Securities Act, and contribution provisions in the event indemnification is unavailable. Under the terms of the Sales Agreement, the Company will pay the Agent a cash commission of up to 0.75% of the gross proceeds from sales of the Shares sold under the Sales Agreement. The Company will also reimburse the Agent for certain specified expenses.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company’s common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The legal opinion of Perkins Coie LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement, dated May 1, 2026, between DeFi Development Corp. and R.F. Lafferty & Co., Inc.
5.1	Opinion of Perkins Coie LLP, with respect to the legality of the securities being registered.
23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2026	DEFI DEVELOPMENT CORP.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO

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